Quaker Houghton Fourth Quarter and Full Year 2022 Results Investor Conference Call

Regulation G The attached charts include Company information that does not conform to generally accepted accounting principles (“GAAP”). Management believes that an analysis of this data is meaningful to investors because it provides insight with respect to ongoing operating results of the Company and helps investors to evaluate the financial results of the Company. These measures should not be viewed as an alternative to GAAP measures of performance. Furthermore, these measures may not be consistent with similar measures provided by other companies. This data should be read in conjunction with the fourth quarter and full year earnings news release, dated February 23, 2023, which has been furnished to the Securities and Exchange Commission (“SEC”) on Form 8-K. Forward-Looking Statements This presentation contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements can be identified by the fact that they do not relate strictly to historical or current facts. We have based these forward-looking statements, including statements regarding the potential effects of the COVID-19 pandemic, the Russia and Ukraine conflict, inflation and global supply chain constraints on the Company’s business, results of operations, and financial condition, our expectations that we will maintain sufficient liquidity, expectations about future demand and raw material costs, and statements regarding the impact of increased raw material costs and pricing initiatives, on our current expectations about future events. These forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, intentions, financial condition, results of operations, future performance, and business, including but not limited to the potential benefits of the Combination and other acquisitions, the impacts on our business as a result of the COVID-19 pandemic and global supply chain constraints, and our current and future results and plans and statements that include the words "may," "could," "should," "would," "believe," "expect," "anticipate," "estimate," "intend," "plan" or similar expressions. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected in such statements. A major risk is that demand for the Company's products and services is largely derived from the demand for its customers' products, which subjects the Company to uncertainties related to downturns in a customer's business and unanticipated customer production slowdowns and shutdowns, including as is currently being experienced by many automotive industry companies as a result of supply chain disruptions. Other major risks and uncertainties include, but are not limited to, the primary and secondary impacts of the COVID-19 pandemic, including actions taken in response to the pandemic by various governments, which could exacerbate some or all of the other risks and uncertainties faced by the Company, as well as inflationary pressures, including the potential for significant increases in raw material costs, supply chain disruptions, customer financial instability, rising interest rates and the potential of economic recession, worldwide economic and political disruptions including the impacts of the military conflict between Russia and Ukraine, the economic and other sanctions imposed by other nations on Russia, suspensions of activities in Russia by many multinational companies and the potential expansion of military activity, foreign currency fluctuations, significant changes in applicable tax rates and regulations, future terrorist attacks and other acts of violence. Furthermore, the Company is subject to the same business cycles as those experienced by our customers in the steel, automobile, aircraft, industrial equipment, and durable goods industries. Our forward-looking statements are subject to risks, uncertainties and assumptions about the Company and its operations that are subject to change based on various important factors, some of which are beyond our control. These risks, uncertainties, and possible inaccurate assumptions relevant to our business could cause our actual results to differ materially from expected and historical results. All forward-looking statements included in this presentation, including expectations about business conditions during 2022 and future periods, are based upon information available to the Company as of the date of this presentation, which may change. Therefore, we caution you not to place undue reliance on our forward-looking statements. For more information regarding these risks and uncertainties as well as certain additional risks that we face, refer to the Risk Factors section, which appears in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2022 and in subsequent reports filed from time to time with the Securities and Exchange Commission. We do not intend to, and we disclaim any duty or obligation to, update or revise any forward-looking statements to reflect new information or future events or for any other reason. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995. ©2022 Quaker Houghton. All Rights Reserved 2 Forward-Looking Statements

The information included in this presentation includes non-GAAP (unaudited) financial information that includes EBITDA, adjusted EBITDA, adjusted EBITDA margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP earnings per diluted share, and pro forma net sales, net income attributable to Quaker Houghton, EBITDA, adjusted EBITDA, and adjusted EBITDA margin. The Company believes these non-GAAP financial measures provide meaningful supplemental information as they enhance a reader’s understanding of the financial performance of the Company, are indicative of future operating performance of the Company, and facilitate a comparison among fiscal periods, as the non-GAAP financial measures exclude items that are not indicative of future operating performance or not considered core to the Company’s operations. Non-GAAP results and pro forma information are presented for supplemental informational purposes only and should not be considered a substitute for the financial information presented in accordance with GAAP. The Company presents EBITDA which is calculated as net income attributable to the Company before depreciation and amortization, interest expense, net, and taxes on income before equity in net (loss) income of associated companies. The Company also presents adjusted EBITDA which is calculated as EBITDA plus or minus certain items that are not indicative of future operating performance or not considered core to the Company’s operations. In addition, the Company presents non-GAAP operating income which is calculated as operating income plus or minus certain items that are not indicative of future operating performance or not considered core to the Company’s operations. Adjusted EBITDA margin and non-GAAP operating margin are calculated as the percentage of adjusted EBITDA and non-GAAP operating income to consolidated net sales, respectively. The Company believes these non-GAAP measures provide transparent and useful information and are widely used by investors, analysts, and peers in our industry as well as by management in assessing the operating performance of the Company on a consistent basis. Additionally, the Company presents non-GAAP net income and non-GAAP earnings per diluted share as additional performance measures. Non-GAAP net income is calculated as adjusted EBITDA, defined above, less depreciation and amortization, interest expense, net, and taxes on income before equity in net (loss) income of associated companies, in each case adjusted, as applicable, for any depreciation, amortization, interest or tax impacts resulting from the non-core items identified in the reconciliation of net income attributable to the Company to adjusted EBITDA. Non-GAAP earnings per diluted share is calculated as non-GAAP net income per diluted share as accounted for under the “two-class share method.” The Company believes that non-GAAP net income and non-GAAP earnings per diluted share provide transparent and useful information and are widely used by investors, analysts, and peers in our industry as well as by management in assessing the operating performance of the Company on a consistent basis. In addition, the Company has provided certain unaudited pro forma financial information in this presentation. The unaudited pro forma financial information is based on the historical consolidated financial statements and results of both Quaker and Houghton and has been prepared to illustrate the effects of the Combination. The unaudited pro forma financial information has been presented for informational purposes only and is not necessarily indicative of Quaker Houghton’s past results of operations, nor is it indicative of the future operating results of Quaker Houghton and should not be considered a substitute for the financial information presented in accordance with GAAP. The Company has not provided pro forma financial information as it relates to the acquired operating divisions of Norman Hay plc or for any of its other acquisitions based on materiality. Pro forma results for the year ended December 31, 2019 include five months of Houghton’s operations post-closing of the Combination, while Houghton reflects seven months of results for the period from January 1, 2019 through July 31, 2019. Pro forma results for the years ended December 31, 2018, 2017 and 2016, respectively, include Quaker’s historical results, while Houghton reflects its stand-alone results. As it relates to 2023 projected adjusted EBITDA growth for the Company, the Company has not provided guidance for comparable GAAP measures or a quantitative reconciliation of forward-looking non-GAAP financial measures to the most directly comparable U.S. GAAP measure because it is unable to determine with reasonable certainty the ultimate outcome of certain significant items necessary to calculate such measures without unreasonable effort. These items include, but are not limited to, certain non-recurring or non-core items the Company may record that could materially impact net income, as well as the impact of COVID-19. These items are uncertain, depend on various factors, and could have a material impact on the U.S. GAAP reported results for the guidance period. The following charts should be read in conjunction with the Company’s fourth quarter and full year earnings news release dated February 23, 2023, which has been furnished to the Securities and Exchange Commission on Form 8-K, the Company’s Annual Report for the year ended December 31, 2022, and the Company’s 10-Q for the period ended September 30, 2022. These documents may contain additional explanatory language and information regarding certain of the items included in the following reconciliations. ©2022 Quaker Houghton. All Rights Reserved 3 Non-GAAP and Pro Forma Measures

Andy Tometich Chief Executive Officer & President Shane W. Hostetter Senior Vice President, Chief Financial Officer Robert T. Traub Senior Vice President, General Counsel & Corporate Secretary David A. Will Vice President & Chief Accounting Officer Jeffrey Schnell Vice President, Investor Relations ©2022 Quaker Houghton. All Rights Reserved 4 Speakers

©2022 Quaker Houghton. All Rights Reserved 5 Highlights  4Q’22 results highlight solid execution in a very challenging operating environment  Delivered $68m of adj. EBITDA, +12% Y/Y, as a result of 8% net sales growth and an improvement in gross margin  Volumes declined Y/Y due to softer market conditions, the Russia/Ukraine war and the wind-down of tolling on divested business  Generated operating cash flow of $68m; leverage ended 4Q’22 at 3.0x net debt / adjusted EBITDA1  Record net sales in 2022 driven by strong price realization despite softer market conditions  Net sales growth of ~10% in 2022 driven by double-digit price increases in all segments  Significant raw material cost inflation impacted gross margins; improvement in 2H’22 reflects ongoing initiatives  Volumes declined but remained in-line with our end markets; net new business wins were positive in 2022  Advancing our growth strategy to deliver long-term shareholder value  Focused on improving our margins through targeted pricing and cost improvement and optimization actions  Investing to advance our long-term strategic growth initiatives, balanced with the macroeconomic environment  Disciplined capital allocation strategy remains intact, supported by a healthy balance sheet and ample liquidity  Expect to deliver earnings growth and improved operating cash flows in 2023 1 Total gross debt, net of cash and cash equivalents divided by 2022 adjusted EBITDA

©2022 Quaker Houghton. All Rights Reserved 6 Financial Snapshot (dollars in millions, per share amounts) (1) Certain amounts may not calculate due to rounding Q4 2022 Q4 2021 Q3 2022 FY 2022 FY 2021 GAAP Net sales $ 484.8 $ 447.0 $ 37.8 8% $ 492.2 $ (7.4) (2%) $ 1,943.6 $ 1,761.2 $ 182.4 10% Gross profit 156.3 138.9 17.4 13% 160.7 (4.5) (3%) 612.7 594.6 18.0 3% Gross margin (%) 32% 31% 1% 4% 32.7% (0%) (1%) 31.5% 33.8% (2%) (7%) Operating income (53.6) 30.7 (84.4) (274%) 44.6 (98.2) (220%) 52.3 150.5 (98.2) (65%) Net income (76.0) 18.1 (94.1) (519%) 25.9 (101.8) (394%) (15.9) 121.4 (137.3) (113%) Earnings per diluted share (4.24) 1.01 (5.25) (520%) 1.44 (5.68) (394%) (0.89) 6.77 (7.66) (113%) Non-GAAP Non-GAAP operating income $ 49.0 $ 39.3 $ 9.7 25% $ 50.9 $ (1.9) (4%) $ 177.9 $ 182.6 $ (4.7) (3%) Non-GAAP operating margin (%) 10% 9% 1% 15% 10% (0%) (2%) 9% 10% (1%) (12%) Adjusted EBITDA 67.9 60.7 7.2 12% 70.3 (2.4) (3%) 257.2 274.1 (17.0) (6%) Adjusted EBITDA margin (%) 14% 14% 0% 3% 14% 0% (2%) 13% 16% (2%) (15%) Non-GAAP earnings per diluted share 1.39 1.29 0.10 8% 1.74 (0.35) (20%) 5.87 6.85 (0.98) (14%) Variance (1) Variance (1)Variance (1)

Sales volumes in 2022 primarily reflect softer market conditions, the wind-down of the tolling agreement on previously divested business, the direct and indirect impacts of both the ongoing war in Ukraine and COVID in China Total Company Volume Trend (kilograms, in thousands) 7 ©2022 Quaker Houghton. All Rights Reserved

©2022 Quaker Houghton. All Rights Reserved 8 Adjusted EBITDA (dollars in millions) 4Q’22: An improvement in gross margins offset softer market conditions and F/X 2022: Strong price realization offset by significant cost inflation and ~$25m impact from the exit of Russia/Ukraine and F/X (1) Periods presented prior to the Combination, on August 1, 2019, are pro forma results

 Total debt of $955 million and cash and cash equivalents of $181 million resulted in net debt of $774 million  Leverage of 3.0x as of December 31, 20221  Operating well within bank covenants  Bank leverage of 2.8x as of December 31, 20222  Maximum permitted leverage of 4.0x2  Healthy balance sheet and ample liquidity  No significant maturities until June 2027 as we successfully amended our credit facility in 2Q’22  4Q’22 cost of debt on credit facility was ~4.8% Leverage and Liquidity Update 9 ©2022 Quaker Houghton. All Rights Reserved 1 Leverage ratio defined as net debt divided by trailing twelve month adjusted EBITDA 2 Defined as net debt divided by trailing twelve month adjusted EBITDA, as calculated under the terms of the credit agreement

Appendix Actual and Non-GAAP Results

©2022 Quaker Houghton. All Rights Reserved 11 Non-GAAP Operating Reconciliation (dollars in thousands, unless otherwise noted) Q4 2022 Q4 2021 FY 2022 FY 2021 Operating income (53,611)$ 30,746$ 52,304$ 150,466$ Combination, restructuring and other acquisition-related expenses 4,554 6,474 11,975 26,845 Strategic planning expenses 3,701 - 14,446 - Executive transition costs 716 1,889 2,813 2,986 Russia-Ukraine conflict related expenses 304 - 2,487 - Facility remediation costs, net - 19 - 1,509 Impairment charges 93,000 - 93,000 - Other charges 320 206 866 819 Non-GAAP operating income 48,984$ 39,334$ 177,891$ 182,625$ Non-GAAP operating margin (%) 10.1% 8.8% 9.2% 10.4%

Adjusted EBITDA & Non-GAAP Net Income Reconciliation

(dollars in thousands, unless otherwise noted)

	Q4 2022	Q4 2021	FY 2022	FY 2021
Net (loss) income attributable to Quaker Chemical Corporation	$ (75,957)	$ 18,126	$ (15,931)	$ 121,369
Depreciation and amortization	20,023	21,394	81,514	87,728
Interest expense, net	12,351	5,601	32,579	22,326
Taxes on income before equity in net (loss) income of associated companies	10,500	8,237	24,925	34,939
EBITDA	$ (33,083)	$ 53,358	$ 123,087	$ 266,362
Equity (income) loss in a captive insurance company	(772)	(922)	1,427	(4,993)
Combination, restructuring and other acquisition-related expenses	4,336	5,886	14,153	20,151
Strategic planning expenses	3,701	-	14,446	-
Executive transition costs	716	1,889	2,813	2,986
Russia-Ukraine conflict related expenses	304	-	2,487	-
Brazilian non-income tax credits	-	206	-	(13,087)
Loss on extinguishment of debt	-	-	6,763	-
Facility remediation (recovery) costs, net	(700)	47	(1,804)	2,066
Impairment charges	93,000	-	93,000	-
Other charges	421	271	778	624
Adjusted EBITDA	$ 67,923	$ 60,735	$ 257,150	$ 274,109
Adjusted EBITDA Margin (%)	14.0%	13.6%	13.2%	15.6%
Adjusted EBITDA	67,923	60,735	257,150	274,109
Less: Depreciation and amortization - adjusted	20,023	21,386	81,514	87,002
Less: Interest expense, net	12,351	5,601	32,579	22,326
Less: Taxes on income before equity in net income of associated companies - adjusted	10,548	10,699	37,737	41,976
Non-GAAP Net Income	$ 25,001	$ 23,049	$ 105,320	$ 122,805

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©2022 Quaker Houghton. All Rights Reserved

©2022 Quaker Houghton. All Rights Reserved 13 Non-GAAP EPS Reconciliation Q4 2022 Q4 2021 FY 2022 FY 2021 GAAP earnings per diluted share attributable to Quaker Chemical Corporation common shareholders Equity loss (income) in a captive insurance company per diluted share (0.04) (0.05) 0.08 (0.28) Combination, restructuring and other acquisition-related expenses per diluted share Strategic planning expenses per diluted share 0.17 - 0.63 - Executive transition costs per diluted share 0.03 0.08 0.12 0.13 Russia-Ukraine conflict related expenses per diluted share 0.01 - 0.12 - Facility remediation (recovery) costs, net per diluted share (0.03) - (0.08) 0.09 Brazilian non-income tax credits per diluted share - 0.02 - (0.46) Loss on extinguishment of debt per diluted share - - 0.29 - Impairment charges per diluted share 5.19 5.19 Other charges per diluted share 0.02 0.01 0.05 0.03 Impact of certain discrete tax items per diluted share 0.11 (0.03) (0.26) (0.32) Non-GAAP earnings per diluted share 1.39$ 1.29$ 5.87$ 6.85$ (4.24)$ 0.25 0.17 6.77$ (0.89)$ 1.01$ 0.62 0.89

Segment Performance

(dollars in thousands)

	Q4 2022	Q4 2021	FY 2022	FY 2021
Net sales				
Americas	$ 182,664	$ 147,300	$ 696,102	$ 572,643
EMEA	112,497	114,635	474,604	480,126
Asia/Pacific	91,177	101,236	386,450	388,160
Global Specialty Businesses	98,470	83,870	386,429	320,229
Total net sales	**$ 484,808**	**$ 447,041**	**$ 1,943,585**	**$ 1,761,158**
Segment operating earnings				
Americas	$ 40,190	$ 27,708	$ 148,181	$ 124,863
EMEA	10,776	16,407	50,708	85,209
Asia/Pacific	25,526	22,328	92,995	96,318
Global Specialty Businesses	30,318	21,591	113,940	90,632
Total segment operating earnings	**106,810**	**88,034**	**405,824**	**397,022**
Combination, integration and other acquisition-related expenses	(787)	(5,626)	(8,779)	(23,885)
Restructuring and related charges (credits), net	(3,767)	(840)	(3,163)	(1,433)
Fair value step up of acquired inventory sold	-	-	-	(801)
Impairment charges	(93,000)	-	(93,000)	-
Non-operating and administrative expenses	(47,936)	(35,104)	(187,830)	(157,864)
Depreciation of corporate assets and amortization	(14,931)	(15,718)	(60,748)	(62,573)
Operating income	**(53,611)**	**30,746**	**52,304**	**150,466**
Other (expense) income, net	(2,087)	(493)	(12,607)	18,851
Interest expense, net	(12,351)	(5,601)	(32,579)	(22,326)
Income before taxes and equity in net (loss) income of associated companies	**$ (68,049)**	**$ 24,652**	**$ 7,118**	**$ 146,991**

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©2022 Quaker Houghton. All Rights Reserved

Appendix Pro Forma Results

Full Year 2019 Pro Forma Reconciliation

(dollars in millions)

	Quaker		Houghton		2019 Divestitures		Other (a)		Pro Forma*	
Net sales	$	1,134	$	475	$	(34)	$	(13)	$	1,562
Net Income (Loss) Attributable to Quaker Houghton	$	32	$	(3)	$	(6)	$	10	$	33
Depreciation and Amortization		45		31		-		3		77
Interest Expense, Net		17		33		-		(15)		35
Taxes on Income (b)		2		(1)		(2)		3		2
EBITDA*		96		60		(8)		1		148
Combination, Integration and Other Acquisition-Related Expenses		35		44		-		-		80
Gain on the Sale of Divested Assets		-		(35)		-		-		(35)
Fair Value Step Up of Houghton and Norman Hay Inventory Sold		12		-		-		-		12
Restructuring and Related Charges		27		-		-		-		27
Other Addbacks (c)		3		(0)		-		-		3
Adjusted EBITDA*	$	173	$	68	$	(8)	$	1	$	234
Adjusted EBITDA Margin* (%)		15%		14%		24%		-4%		15%

* Certain amounts may not calculate due to rounding, including EBITDA, Adjusted EBITDA, Adjusted EBITDA margin (%) as well as the total pro forma financial results presented for combined Quaker Houghton.

(a) Other includes: (i) additional depreciation and amortization expense based on the initial estimates of fair value step up and estimated useful lives of depreciable fixed assets, definite-lived intangible assets and investment in associated companies acquired; (ii) adoption of required accounting guidance and alignment of related accounting policies; (iii) elimination of transactions between Quaker and Houghton; and (iv) an adjustment to interest expense, net, to reflect the impact of the new financing and capital structure of the combined Company.

(b) Taxes on income related to both Divestitures and Other reflect each tax effected at the U.S. federal tax rate of 21%.

(c) Other addbacks include equity income in a captive insurance company, pension and postretirement benefit costs, non-service components, customer bankruptcy costs, insurance insolvency recoveries and currency conversion impacts of hyper-inflationary economies.

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©2022 Quaker Houghton. All Rights Reserved

17 ©2022 Quaker Houghton. All Rights Reserved Full Year 2018 Pro Forma Reconciliation (dollars in millions) Quaker Houghton Divestitures Other (a) Pro Forma* Net sales 868$ 861$ (53)$ (22)$ 1,655$ Net Income (Loss) Attributable to Quaker Houghton 59$ (0)$ (9)$ 17$ 66$ Depreciation and Amortization 20 54 - 5 79 Interest Expense, Net 4 56 - (25) 35 Taxes on Income (b) 25 3 (2) 5 30 EBITDA* 108 113 (12) 1 210 Combination, Integration and Other Acquisition-Related Expenses 16 7 - - 23 Other Addbacks (c) 1 2 - - 3 Adjusted EBITDA* 126$ 121$ (12)$ 1$ 236$ Adjusted EBITDA Margin* (%) 14% 14% 23% -4% 14% (b) Taxes on income related to both Divestitures and Other reflect each tax effected at the U.S. federal tax rate of 21%. (c) Other addbacks include currency conversion impacts on hyper-inflationary economies, a gain on the liquidation of an inactive legal entity and charges related to non-recurring non-income tax and VAT charges. 2018 * Certain amounts may not calculate due to rounding, including EBITDA, Adjusted EBITDA, Adjusted EBITDA margin (%) as well as the total pro forma financial results presented for combined Quaker Houghton. (a) Other includes: (i) additional depreciation and amortization expense based on the initial estimates of fair value step up and estimated useful lives of depreciable fixed assets, definite-lived intangible assets and investment in associated companies acquired; (ii) adoption of required accounting guidance and alignment of related accounting policies; (iii) elimination of transactions between Quaker and Houghton; and (iv) an adjustment to interest expense, net, to reflect the impact of the new financing and capital structure of the combined Company.

Full Year 2017 Pro Forma Reconciliation

(dollars in millions)

	Quaker	Houghton	2017 Divestitures	Other (a)	Pro Forma*
Net Income (Loss) Attributable to Quaker Houghton	$ 20	$ (47)	$ (9)	$ 9	$ (26)
Depreciation and Amortization	20	55	-	5	80
Interest Expense, Net	1	51	-	(16)	37
Taxes on Income (b)	42	42	(2)	2	84
EBITDA*	83	102	(11)	0	175
Equity Income in a Captive Insurance Company	(3)	-	-	-	(3)
Combination, Integration and Other Acquisition-Related Expenses	30	10	-	-	40
Pension and Postretirement Benefit Costs, Non-Service Components	4	(1)	-	-	4
Cost Reduction Activities	0	2	-	-	2
Loss on Disposal of Held-for-Sale Asset	0	-	-	-	0
Insurance Insolvency Recovery	(1)	-	-	-	(1)
Affiliate Management Fees	-	2	-	-	2
Non-Income Tax Settlement Expense	-	1	-	-	1
Other Addbacks (c)	0	0	-	-	1
Adjusted EBITDA*	$ 115	$ 116	$ (11)	$ 0	$ 221
Adjusted EBITDA Margin* (%)	14%	15%	20%	0%	14%

* Certain amounts may not calculate due to rounding, including EBITDA, Adjusted EBITDA, Adjusted EBITDA margin (%) as well as the total pro forma financial results presented for combined Quaker Houghton.

(a) Other includes estimated increases to depreciation and amortization due to purchase accounting fair value adjustments and a reduction of interest expense based on the average borrowings of the period plus the purchase consideration under the Quaker Houghton facility estimated interest rates.

(b) Taxes on income related to both Divestitures and Other reflect each tax effected at the U.S. federal tax rate of 21%.

(c) Other addbacks includes charges related to inventory fair value step up adjustments in the Wallover acquisition, currency conversion impacts of hyper-inflationary economies and other non-recurring charges.

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Full Year 2016 Pro Forma Reconciliation

(dollars in millions)

	Quaker	Houghton	2016 Divestitures	Other (a)	Pro Forma*
Net Income (Loss) Attributable to Quaker Houghton	$ 61	$ (37)	$ (8)	$ 7	$ 23
Depreciation and Amortization	20	55	-	5	80
Interest Expense, Net	1	51	-	(14)	37
Taxes on Income (b)	23	(5)	(2)	2	18
EBITDA*	105	64	(10)	0	158
Equity Income in a Captive Insurance Company	(2)	-	-	-	(2)
Combination, Integration and Other Acquisition-Related Expenses	2	3	-	-	5
Pension and Postretirement Benefit Costs, Non-Service Components	2	(1)	-	-	1
Cost Reduction Activities	-	4	-	-	4
Impairment of Goodwill and Intangible Assets	-	41	-	-	41
Affiliate Management Fees	-	2	-	-	2
Non-Income Tax Settlement Expense	-	2	-	-	2
Full-Year Impact of Wallover Acquisition	-	3	-	-	3
Other Addbacks (c)	(0)	1	-	-	1
Adjusted EBITDA*	$ 107	$ 119	$ (10)	$ 0	$ 215
Adjusted EBITDA Margin* (%)	14%	16%	22%	0%	15%

* Certain amounts may not calculate due to rounding, including EBITDA, Adjusted EBITDA, Adjusted EBITDA margin (%) as well as the total pro forma financial results presented for combined Quaker Houghton.

(a) Other includes estimated increases to depreciation and amortization due to purchase accounting fair value adjustments and a reduction of interest expense based on the average borrowings of the period plus the purchase consideration under the Quaker Houghton facility estimated interest rates.

(b) Taxes on income related to both Divestitures and Other reflect each tax effected at the U.S. federal tax rate of 21%.

(c) Other addbacks includes a charge related to a legal settlement, a charge related to inventory fair value adjustments in the Wallover acquisition, offset by a gain on the sale of an asset, currency conversion impacts of hyper-inflationary economies and a restructuring credit.

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©2022 Quaker Houghton. All Rights Reserved